UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 2, 2022

GRANITE CONSTRUCTION INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12911 (Commission File Number)	77-0239383 (IRS Employer Identification No.)

585 West Beach Street
Watsonville, California 95076
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (831) 724-1011

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	GVA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 2, 2022, Granite Construction Incorporated (the “Company”) entered into the Fourth Amended and Restated Credit Agreement among the Company, Granite Construction Company, and GILC Incorporated, as borrowers, Bank of America, N.A., as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer, and the lenders and other parties thereto (the “Fourth Amended and Restated Credit Agreement”). The Fourth Amended and Restated Credit Agreement amends and restates the Third Amended and Restated Credit Agreement, dated May 31, 2018, as amended, to among other things:

(a)
provide for a $350.0 million revolving credit facility (the “Revolver”) (with a letter of credit sublimit of $150.0 million, which sublimit includes a financial letter of credit sublimit of $75.0 million);

(b)
provide for an increase in commitments under the Revolver and/or the establishment of one or more incremental term loans, in an aggregate maximum amount of up to the greater of (1) $200.0 million or (2) 100% of Consolidated EBITDA (as defined in the Fourth Amended and Restated Credit Agreement) for the most recently ended four consecutive fiscal quarter period, subject to the discretion of existing or new lenders to provide commitments for such additional financing;

(c)	extend the maturity date for borrowings under the Fourth Amended and Restated Credit Agreement to June 2, 2027;

(d)
replace the London Interbank Offered Rate (LIBOR) with the Secured Overnight Financing Rate administered by the Federal Reserve Bank of New York (“SOFR”), for purposes of interest rate calculation under the Fourth Amended and Restated Credit Agreement;

(e)	exclude real property from the collateral securing the Fourth Amended and Restated Credit Agreement; and

(f)	remove certain subsidiaries of the Company as guarantors under the Fourth Amended and Restated Credit Agreement.

Borrowings under the Fourth Amended and Restated Credit Agreement bear interest at term SOFR with an interest period of one, three or six months (at the Company’s option), subject to a credit spread adjustment of 0.1% for one-month and three-month term SOFR and 0.25% for six-month term SOFR, or a base rate (at the Company’s option), in each case, plus an applicable margin of 1.75% for term SOFR loans and 0.75% for base rate loans for a period from closing until the delivery of the Company’s compliance certificate following the quarter ending September 30, 2022 and thereafter at an applicable margin of between 1.00% and 2.00% for term SOFR loans and 0.00% and 1.00% for base rate loans, in each case, based on the Company’s consolidated leverage ratio. In addition, the Company has agreed to pay an unused commitment fee of between 0.150% to 0.350%, depending on the Company’s consolidated leverage ratio, an upfront fee of 0.25% of the Revolver and a fronting fee of 0.125% per annum of the amount available to be drawn under each letter of credit issued under the Fourth Amended and Restated Credit Agreement. The Fourth Amended and Restated Credit Agreement further provides that key performance indicators may be established by the parties with respect to certain environmental, social and governance targets. If implemented, the Company’s performance against such indicators may result in an increase or decrease of 0.001% for the commitment fee and 0.005% for the applicable interest rate on borrowings.

The Company's obligations under the Fourth Amended and Restated Credit Agreement are guaranteed by certain of the Company's subsidiaries and are secured by first priority liens on substantially all of the assets, other than real property, of the Company and the Company's subsidiaries that are guarantors or borrowers under the Fourth Amended and Restated Credit Agreement.

The financial covenants contained in the Fourth Amended and Restated Credit Agreement require the maintenance of a minimum consolidated interest coverage ratio of no less than 3.00 to 1.00 and a maximum consolidated leverage ratio of no more than 3.25 to 1.00 (or 3.75 to 1.00 for each of the four consecutive fiscal quarters ending after any acquisition permitted under the Fourth Amended and Restated Credit Agreement occurs for cash consideration in excess of $100 million).

The Fourth Amended and Restated Credit Agreement contains certain other restrictive covenants that limit the Company’s ability, among other things, to incur certain liens, make certain types of investments, incur additional indebtedness, change the nature of the Company’s business or operations, merge, consolidate, or combine with other entities, sell assets, or pay cash dividends.

The obligations of the Company under the Fourth Amended and Restated Credit Agreement may be accelerated upon the occurrence of an Event of Default (as defined in the Fourth Amended and Restated Credit Agreement). Events of Default include customary events for a financing agreement of this type, including, without limitation, payment defaults, the inaccuracy of representations and warranties, defaults in the performance of certain affirmative and negative covenants, defaults on other indebtedness of the Company or its subsidiaries, bankruptcy or related defaults, defaults related to judgments and the occurrence of a Change in Control (as defined in the Fourth Amended and Restated Credit Agreement).

The guaranty arrangements under the Fourth Amended and Restated Credit Agreement were restated pursuant to the Fourth Amended and Restated Guaranty Agreement, dated June 2, 2022, by and among the Company, certain subsidiaries of the Company party thereto as guarantors and Bank of America, N.A., as Administrative Agent (the “Fourth Amended and Restated Guaranty Agreement”).

The foregoing description of the Fourth Amended and Restated Credit Agreement and the Fourth Amended and Restated Guaranty Agreement is not complete and is qualified in its entirety by reference to the full texts of the Fourth Amended and Restated Credit Agreement and the Fourth Amended and Restated Guaranty Agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
10.1
Fourth Amended and Restated Credit Agreement, dated June 2, 2022, by and among Granite Construction Incorporated, Granite Construction Company, GILC Incorporated, Bank of America, N.A., as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer, and the lenders and other parties thereto.

10.2	Fourth Amended and Restated Guaranty Agreement, dated June 2, 2022, by and among Granite Construction Incorporated, the guarantors party thereto and Bank of America, N.A., as Administrative Agent.

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANITE CONSTRUCTION INCORPORATED

By:	/s/ Elizabeth L. Curtis
Elizabeth L. Curtis
Executive Vice President and Chief Financial Officer

Date: June 6, 2022

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